EXHIBIT 99.1

FOR IMMEDIATE RELEASE

May 1, 2008

For more information: Mike Bauer, President & CEO, Nexxus Lighting, Inc.

Phone: 704-405-0416

######

Nexxus Lighting Closes Acquisition of Lumificient Corporation

Charlotte, NC – May 1, 2008 – Nexxus Lighting, Inc. (NASDAQ Capital Market: NEXS) today announced that it has closed the previously announced acquisition of solid-state LED lighting manufacturer, Lumificient Corporation. The newly acquired company will be operated as a wholly owned subsidiary of Nexxus Lighting and will continue to operate out of its manufacturing facility in Maple Grove, Minnesota.

Under the terms of the stock purchase agreement, the shareholders of Lumificient Corporation received cash consideration of $1.1 million, 475,000 shares of Nexxus Lighting’s Common Stock and, based upon certain future earn-out formulations, additional shares could be earned. Lumificient Corporation had 2007 revenue of approximately $2.2 million and first quarter 2008 revenue of approximately $933,000.

“The acquisition of Lumificient Corporation is very exciting. In addition to Lumificient’s current growth rate for its existing solid-state LED lighting products which serve the sign lighting and commercial lighting markets, the team at Lumificient brings expanded research and development capabilities to Nexxus and a platform of new technology that we feel will provide significant opportunities for growth in the general illumination “white light” market” stated Mike Bauer, President / CEO of Nexxus Lighting. “We believe that the strength of Lumificient’s intellectual property combined with the potential to build on our IP with expanded R&D capabilities positions Nexxus Lighting to bring more new products to market faster. Zdenko Grajcar, founder of Lumificient, will serve as Nexxus Lighting’s Chief Technology Officer and will oversee our expanded R&D team. We expect to introduce several exciting new products utilizing patent pending technologies developed by Zdenko and his team at Light Fair, North America’s largest lighting industry trade show, on May 28th through the 30th in Las Vegas, Nevada. Carey Burkett will continue in his role as President of Lumificient Corporation managing the day to day operations of the business unit” added Mr. Bauer.

“This moment is very special for all of us at Lumificient,” stated Zdenko Grajcar, founder and CEO of Lumificient Corporation. “By combining the strengths of both companies, we are creating a dynamic team of highly dedicated professionals. Our new team is committed to the technology and products that save energy and provide exceptional performance and value to our customers. Our goal will be no less than revolutionizing lighting by delivering extraordinary LED solutions to the lighting market. As part of the Nexxus Lighting family, today is the day it starts for us,” concluded Mr. Grajcar.

Nexxus Lighting is a leader in advanced lighting technology, including solid-state LED and fiber optic lighting systems and controls used in commercial, architectural, entertainment, signage, swimming pool and retail lighting.

www.nexxuslighting.com Life’s Brighter™

Light Fair Trade Show Booth: 2535

######

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Nexxus Lighting’s filings under the Securities Exchange Act for factors that could cause actual results to differ materially. Nexxus Lighting undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.